THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                          STOCK SUBSCRIPTION WARRANT

                          TO PURCHASE COMMON STOCK OF
                  RHYTHMS NETCONNECTIONS, INC. (THE "COMPANY")

                   NUMBER OF SHARES                   75,000
                         OF WARRANT                   ------
                    PRICE PER SHARE                   $10.55
                                                      ------
                    EXPIRATION DATE            APRIL 5, 2002
                                               -------------

          THIS CERTIFIES THAT for value received, CISCO SYSTEMS CAPITAL CORPORATION, a Nevada corporation, or its registered assigns (hereinafter called the "Holder"), is entitled to purchase from the Company, at any time during the Term of this Warrant, seventy-five thousand (75,000) shares of common stock, $0.001 par value, of the Company (the "Common Stock"), at the Warrant Price, payable as provided herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained, and may be exercised in whole or in part.

SECTION 1.  DEFINITIONS.

     For all purposes of this Warrant, the following terms shall have the meanings indicated:

     "AGREEMENT" shall mean the Master Agreement to Lease Equipment, dated as of April 5, 1999, between the Company, as lessee, and the Holder, as lessor.

     "COMMON STOCK" shall mean and include the Company's authorized common stock, $0.001 par value, as constituted at the date hereof.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "TERM OF THIS WARRANT" shall mean the period beginning on the date of initial issuance hereof and ending on the third anniversary of such date of initial issuance.

     "WARRANT PRICE" shall mean $10.55 per share, subject to adjustment in accordance with Section 5 hereof.

     "WARRANTS" shall mean this Warrant and any other Warrant or Warrants issued in connection with the Agreement to the original holder of this Warrant, or any transferees from such original holder or this Holder.

     "WARRANT SHARES" shall mean shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2.  EXERCISE OF WARRANT.

     2.1 PROCEDURE FOR EXERCISE OF WARRANT. To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), the Holder shall deliver to the Company at its office referred to in Section 13 hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company's account, or cancellation of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant. Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined in Section 5) is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 13 hereof, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                              CS = WCS x (CMP-WP)
                                   --------------
                                       CMP

Where

     CS equals the number of shares of Common Stock to be issued to the Holder

     WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

     CMP  equals the Current Market Price (at the date of such calculation)

     WP equals the Warrant Price (as adjusted to the date of such calculation)

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding twenty (20) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     2.2 TRANSFER RESTRICTION LEGEND. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

SECTION 3. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it shall pay when due and payable any and all federal and state taxes (other than any income taxes applicable to the Holder) which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company shall, if permitted by the rules of such exchange, use its best efforts to list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

SECTION 4. ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Warrant Price as provided in Section 5, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

SECTION 5. ADJUSTMENT OF WARRANT PRICE. The Warrant Price shall be subject to adjustment from time to time as follows

     (i) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

     (ii) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

     (iii) In case, at any time during the Term of this Warrant, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Price of one share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the amount of cash, stock, securities, evidences of indebtedness, assets, options or rights, as the case may be, so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price.

     (iv) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-tenth (1/10) of a share, as the case may be.

     (v) For the purpose of any computation pursuant to this Section 5, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 10 consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 10 business day period). The closing price for each day shall be the last reported sales price or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by Nasdaq (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Common Stock are not reported by Nasdaq then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause
(v) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

     (vi)   Whenever the Warrant Price shall be adjusted as provided in this
Section 5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of this Warrant at its, his or her address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (viii) of this
Section 5.

     (vii) Adjustments made pursuant to clauses (i), (ii) and (iii) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

     (viii) In the event the Company shall propose to take any action of the types described in clauses (i), (ii), or (iii) of this Section 5, the Company shall forward, at the same time and in the same manner, to the Holder of this Warrant such notice, if any, which the Company shall give to the holders of capital stock of the Company.

     (ix) In any case in which the provisions of this Section 5 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

SECTION 6.  OWNERSHIP.

     6.1 OWNERSHIP OF THIS WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 6.

     6.2 TRANSFER AND REPLACEMENT. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 13 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company shall make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 6, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Holder shall not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

SECTION 7. MERGERS, CONSOLIDATION, SALES. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, the Company shall give 20 days' prior written notice thereof to the Holder hereof and lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

SECTION 8. NOTICE OF DISSOLUTION OR LIQUIDATION. In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 7 shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of thirty
(30) days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant within thirty (30) days from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty-day period shall thereafter become null and void.

SECTION 9. NOTICE OF EXTRAORDINARY DIVIDENDS. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than thirty (30) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 9 shall not apply to distributions made in connection with transactions covered by Section 7.

SECTION 10. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company) over the Warrant Price for such fractional share.

SECTION 11. SPECIAL ARRANGEMENTS OF THE COMPANY. The Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by the Holder of this Warrant, this Warrant shall be binding upon any corporation or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 12. REGISTRATION RIGHTS; ETC. The Company grants registration rights to the Holder of this Warrant for the Common Stock issuable upon exercise hereof, comparable to the registration rights granted to holders under
Section 2.1 of the Warrant Registration Rights Agreement, dated as of May 5, 1998 (the "Warrant Registration Rights Agreement") among the Company and the Initial Purchasers (as defined therein), except that the Holder's
"piggy-back" registration rights shall be junior in priority to any "piggyback" registration rights granted to the holders under the Warrant Registration Rights Agreement and any securities of other persons entitled to "piggy'back" registration rights pursuant to contractual commitments of the Company existing on or prior to the date hereof.

SECTION 13. NOTICES. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at 170 West Tasman Drive, San Jose, California 95134-1706, attn: Worldwide Financial Services/Loan Administration or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Company at 7337 South Revere Parkway, Englewood, Colorado 80112 or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 14. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 15. LAW GOVERNING. THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 16.  COMPLIANCE WITH ACT; DISPOSITION OF WARRANT OR WARRANT SHARES.

     16.1 COMPLIANCE WITH ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form set forth in
Section 2.2 above.

     Said legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

     (1) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

     (2) The Holder understands that this Warrant has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

     (3) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

     16.2 DISPOSITION OF WARRANT OR WARRANT SHARES. With respect to any offer, sale or other disposition of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, or other evidence, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Promptly upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable but no later than fifteen
(15) days after receipt of the written notice, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 16.2 that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     16.3 APPLICABILITY OF RESTRICTIONS. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 16.2 above shall apply to any transfer or grant of a security interest in this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership, (ii) to a partnership of which the holder is a partner, or (iii) to any affiliate of the Holder if the holder is a corporation; PROVIDED, HOWEVER, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if the original Holder.

SECTION 17.  MISCELLANEOUS.

     17.1 AMENDMENTS. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective predecessor in interest thereof). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof

     17.2 DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 5th day of April, 1999.


Rhythms NetConnections, Inc.


By: /s/ Scott C. Chandler
    -------------------------------

Title: Chief Financial Officer
       ----------------------------

                          FORM OF NOTICE OF EXERCISE

                [To be signed only upon exercise of the Warrant]

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO EXERCISE THE WITHIN WARRANT

The undersigned hereby exercises the right to purchase _________ shares of Common Stock which the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith

[check one]

/ /  makes payment of $__________ therefor; or

/ / directs the Company to issue ______ shares, and to withhold ____ shares in lieu of payment of the Warrant Price, as described in Section 2.1 of the Warrant.

All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of the Company shall be:

The shares are to be issued in certificates of the following denominations:


-----------------------------------
[Type Name of Holder]

By:
    -------------------------------

Title:
       ----------------------------


Dated:
       ----------------------------

                               FORM OF ASSIGNMENT
                                    (ENTIRE)

               [To be signed only upon transfer of entire Warrant]

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                          TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _______________________________ all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.



-----------------------------------
[Type Name of Holder]

By:
-----------------------------------

Title:
-----------------------------------

Dated:
-----------------------------------

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                 FORM OF ASSIGNMENT
                                     (PARTIAL)

                [To be signed only upon partial transfer of Warrant]

                      TO BE EXECUTED BY THE REGISTERED HOLDER
                           TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _______________________________ (i) the rights of the undersigned to purchase ___ shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.



-----------------------------------
[Type Name of Holder]

By:
    -------------------------------

Title:
       ----------------------------

Dated:
       ----------------------------


NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.